Exhibit 10.2
INFINITY ENERGY RESOURCES, INC.
2006 EQUITY INCENTIVE PLAN
FORM OF INCENTIVE STOCK OPTION AGREEMENT
     This Incentive Stock Option Agreement (the “Agreement”), made as of the ___day of ___, 200___, and between Infinity Energy Resources, Inc., a corporation duly formed and existing under the laws of Delaware (the “Company”), and ___(the “Participant”).
     WHEREAS, the Company desires to encourage and enable the Participant to acquire a proprietary interest in the Company through the ownership of the Company’s common stock, par value US$0.0001 per share (the “Common Stock”) pursuant to the terms and conditions of the 2006 Equity Incentive Plan (the “Plan”) and this Agreement. Such ownership will provide the Participant with a more direct stake in the future of the Company and encourage the Participant to remain with the Company and/or its Affiliates, as applicable.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:
     1. DEFINITIONS. For purposes of this Agreement, all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Plan.
     2. GRANT OF OPTION. The Company hereby grants to the Participant an Incentive Stock Option (the “Option”) to purchase ___Shares at the exercise price (the “Exercise Price”) of $  per share, subject to the terms and conditions of this Agreement and the Plan.
     3. OPTION TERM. The Option granted hereby shall expire on ___, 201___(the “Expiration Date”), unless sooner terminated or modified under the provisions of this Agreement or the Plan. Except as otherwise set forth herein, the Option may not be exercised after the Expiration Date.
     4. WHEN VESTED AND EXERCISABLE. The Option shall vest and be exercisable by the Participant on the one year anniversary of the grant date, ___, 200_.
5. EMPLOYMENT TERMINATION: DEATH; DISABILITY; RETIREMENT; CAUSE.
     (a) If the services of the Participant are terminated for any reason other than death, disability, retirement, Change in Control, or cause (in each case as defined below), the portion of this Option to purchase Common Stock that is not vested on the date of such termination of service shall terminate and be forfeited on such date of termination; however, the vested portion of this Option shall be exercisable by the Participant at any time on or prior to the earlier of (i) the Expiration Date or (ii) the three month anniversary of the date of such termination of service. Any portion of this Option not exercised within the period described in the preceding sentence, for whatever reason, shall terminate.
     (b) In the event of the death or disability (as defined in Section 6(f) of the Plan) of the Participant, the unvested portion of this Option shall immediately terminate and be forfeited, and the vested portion of the Option on such date shall be exercisable at any time on or prior to the 12 month anniversary of such date by the beneficiary designated by the Participant for such purpose (the “Designated Beneficiary”) or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the Participant, by the Participant’s personal representatives, heirs or legatees. Any portion of the Option not exercised within the period described in the preceding sentence, for whatever reason, shall terminate.
     (c) In the event of the retirement of the Participant pursuant to Section 6(e) of the Plan, this Option shall be exercisable by such Participant at any time on or prior to the earlier of (i) the stated expiration date of the Option, or (ii) the three month anniversary of the date of such retirement.
     (d) In the event the service of the Participant is terminated for cause as defined in Section 6(i) of the Plan, this Option (including any vested portion) shall be forfeited as of the date of termination.
     6. CHANGE IN CONTROL. In the event of a Change in Control, the Company shall give the Participant notice thereof and this Option, whether or not currently vested and exercisable, shall become immediately vested and exercisable immediately prior to the effective date of the Change in Control, and the Board shall have the power and discretion to provide alternatives regarding the terms and conditions for the exercise of, or modification of, this Option in accordance with the Plan.
     “Change in Control” as used in this Agreement shall mean the first to occur of the following events specified in (i), (ii), (iii), (iv), (v) or (vi) (but no event other than the specified events): (i) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities (other than (x) the Company, (y) any subsidiary of the Company, (z) one or more employee benefit plans maintained by the Company), or (xx) any noteholders or warrantholders under the Securities Purchase Agreement dated as of January 13, 2005 among Infinity, Inc., the predecessor of the Company, and HFTP Investment L.L.C., AG Domestic Convertibles, L.P. and AG Offshore Convertibles Ltd., as further amended, supplemented and modified (the “Promethean Purchase Agreement”)); (ii) any noteholders or warrantholders under the Promethean Purchase Agreement, whether individually or as a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”)) become the owner, directly or indirectly, of outstanding voting securities (including voting securities acquired on conversion of notes or exercise of warrants) of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities; (iii) three or more Directors of the Company, whose election or nomination for election is not approved by a majority of the applicable Incumbent Board, are elected within any single twelve month period to serve on the Board; (iv) members of the applicable Incumbent Board cease to constitute a majority of the Board; (v) the consummation of a merger or consolidation of the Company with or into any other corporation or entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than 50% of the outstanding voting securities of the surviving entity (or its parent) following the consolidation, merger or reorganization or (vi) the consummation of a sale, lease or other disposition of all or substantially all of the assets of the Company. For purposes of this Section, the terms “person” and “beneficial owner” shall have the meanings set forth in Rule 13d-3 of the Exchange Act and in the regulations promulgated thereunder. For purposes of this paragraph, “Incumbent Board” shall mean (i) members of the Board of Directors of the Company as of the date hereof, to the extent that they continue to serve as members of the Board, and (ii) any individual who becomes a member of the Board after the date hereof, if such individual’s election or nomination for election as a Director was approved by a vote of at least seventy-five percent (75%) of the then applicable Incumbent Board.
     7. INCENTIVE STOCK OPTION TAX MATTERS.
     (a) This Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. The Board may take all appropriate action to achieve this result. The Exercise Price has been determined to be equal to or greater than the fair market value per Share at the time of grant.
     (b) To the extent the aggregate fair market value (determined at the time of grant in accordance with Section 5(c) of the Plan) of the Common Stock with respect to which the Option plus all other incentive stock options Participant holds that are exercisable for the first time by Participant during any calendar year exceeds one hundred thousand dollars ($100,000), Participant’s option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-Statutory Options.
     8. NON-ASSIGNABILITY. The Option granted hereby and any right arising thereunder may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except by will or the applicable laws of descent and distribution, and the Option and any right arising thereunder shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option not specifically permitted herein or in the Plan shall be null and void and without effect. An Option may be exercised solely by the Participant during his or her lifetime, or following his or her death pursuant to Section 5(b) hereof.
     9. MODE OF EXERCISE. The Option may be exercised in whole or in part. Common Stock purchased upon the exercise of the Option shall be paid for in full at the time of such purchase. Such payment shall be made in cash or by wire transfer in immediately available funds in either event denominated in U.S. dollars. Upon receipt of notice of exercise and payment in accordance with procedures to be established by the Board, the Company or its agent shall deliver to the person exercising the Option (or his or her designee) a certificate for such Common Stock.
     10. RECAPITALIZATION. The number of shares of Common Stock covered by this Option and the exercise price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock as set forth in the Plan; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Board may also make any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Company and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction. Notwithstanding any other provision of the Plan or this Agreement, the Board may cause the Option granted hereunder to be canceled in consideration of a cash payment or alternative stock award made to the holder of such canceled Option equal in value to the fair market value of such canceled Option.
     11. PLAN CONTROLLING. This Agreement is intended to conform in all respects with the requirements of the Plan. Inconsistencies between the requirements of this Agreement and the Plan shall be resolved according to the terms of the Plan. The Participant acknowledges receipt of a copy of the Plan.
     12. RIGHTS PRIOR TO EXERCISE OF OPTION. The Participant shall not have any rights as a stockholder with respect to any Common Stock subject to the Option prior to the date on which he is recorded as the holder of such Common Stock on the records of the Company.
     13. WITHHOLDING TAXES. The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy any United States federal, state and local withholding tax requirements, including upon the grant, vesting or exercise of this Option. Whenever payments under the Plan or this Agreement are to be made to any Participant in cash, such payments shall be net of any amounts sufficient to satisfy all applicable taxes, including without limitation, all applicable United States federal, state and local withholding tax requirements to be withheld or submitted by the Company concerning such payments. The Board may, in its sole discretion, permit a Participant to satisfy his or her tax withholding obligation either by (i) surrendering Common Stock owned by the Participant or (ii) having the Company withhold from Common Stock otherwise deliverable to the Participant. Common Stock surrendered or withheld shall be valued at its Fair Market Value as of the date on which income is required to be recognized for income tax purposes.
     14. NO LIABILITY OF BOARD COMMITTEE MEMBERS. No member of the Board or any Committee or their designees shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Board or a Committee nor for any mistake of judgment made in good faith.
     15. GOVERNING LAW. This Agreement and all rights arising hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the Delaware.
     NEITHER THE PLAN NOR THIS AGREEMENT SHALL BE CONSTRUED AS GIVING THE PARTICIPANT THE RIGHT TO BE RETAINED IN THE EMPLOY OR SERVICE OF THE COMPANY OR ANY AFFILIATE THEREOF, NOR SHALL THEY INTERFERE IN ANY WAY WITH THE RIGHT OF THE COMPANY OR ANY AFFILIATE THEREOF, AS APPLICABLE, TO TERMINATE THE PARTICIPANT’S EMPLOYMENT OR SERVICE AT ANY TIME WITH OR WITHOUT CAUSE.
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     Executed as of the day and year first above written.

INFINITY ENERGY RESOURCES, INC.
By:
Name:
Title:

PARTICIPANT
By:
Name:

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